EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statements (Form S‑8 Nos. 333‑97979, 333‑118212, 333‑138551, 333‑161295, 333‑183229, 333‑222502, and 333-250834) pertaining to the Amended and Restated 2002 Stock Plan of Trimble Inc.,
(2)Registration Statements (Form S‑8 Nos. 333‑53703, 333‑84949, 333‑38264, 333‑97979, 333‑118212, 333‑161295, 333‑138551, 333‑183229, 33‑37384, and 33‑62078) pertaining to the Amended and Restated Employee Stock Purchase Plan of Trimble Inc., and
(3)Registration Statements (Form S‑8 Nos. 33‑45167, 33‑46719, 33‑50944, 33‑84362, and 333‑208275) pertaining to the Savings and Retirement Plan of Trimble Inc.;
of our reports dated February 22, 2022, with respect to the consolidated financial statements of Trimble Inc. and the effectiveness of internal control over financial reporting of Trimble Inc. included in this Annual Report (Form 10-K) of Trimble Inc. for the year ended December 31, 2021.
/s/ Ernst & Young LLP
San Jose, California
February 22, 2022